UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
CTI Group (Holdings) Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 N. Alabama Street, Suite 240, Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)
317-262-4582
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
ACQUISITION LOAN NOTE
REVOLVING NOTE
SHARE TRANSFER AGREEMENT
LOAN AGREEMENT
SECURITY AGREEMENT
DEBENTURE
CHARGE OVER SHARES IN CTI DATA SOLUTIONS LTD.

Item 1.01 Entry into a Material Definitive Agreement.
Share Transfer Agreement
     On December 22, 2006, CTI Data Solutions Limited (“CTI Data”), a company registered in England and a wholly-owned subsidiary of CTI Group (Holdings) Inc. (the “Company”), entered into a Share Transfer Agreement (the “Share Transfer Agreement”), dated December 22, 2006, with Ryder Systems Trustee Limited, Susan Patricia Haworth and Messrs. Paul Ryder Haworth, Andrew Wilson and David Latham (collectively, the “Sellers”).
     Pursuant to the Share Transfer Agreement, CTI Data acquired all of the issued and outstanding shares of capital stock of Ryder Systems Limited (“Ryder”), a privately held software development company registered in England, for a purchase price of £5.6 million (the “Purchase Price”), which is equal to approximately $11.0 million, and Ryder became a wholly-owned subsidiary of CTI Data. The assets of Ryder consist primarily of cash and accounts receivable. The Company financed the acquisition of Ryder through a combination of cash from the working capital, the Acquisition Loan and the Revolving Loan, as defined below.
     The Purchase Price is subject to adjustment to the extent that Ryder’s net asset value (the “Completion NAV”) on the date of the Share Transfer Agreement is more or less than £1.24 million, which is equal to approximately $2.4 million. £500,000 of the Purchase Price will be held in escrow until the business day immediately following the first anniversary of the date of the Share Transfer Agreement to satisfy the payments related to the adjustments to the Purchase Price and any potential Relevant Claims, as defined in the Share Transfer Agreement.
     If the Completion NAV is less than £1.24 million, then the Sellers shall pay CTI Data the difference between £1.24 million and the Completion NAV using the funds held in escrow. If the Completion NAV is more than £1.24 million, then CTI Data shall pay the Sellers the lesser of (i) the difference between the Completion NAV and £1.24 million or (ii) the difference between the Completion NAV and the amount of cash comprised within the calculation of the Completion NAV using the funds held in escrow. The Completion NAV shall be determined within 90 days of the date of the Share Transfer Agreement.
Loan Agreement and Other Loan Documents
     On December 22, 2006, the Company entered into a Loan Agreement (the “Loan Agreement”) with National City Bank, a national banking association (“NCB”), dated as of December 22, 2006. The Loan Agreement provides for two loan facilities: (i) a $2.6 million acquisition loan (the “Acquisition Loan”) under the Acquisition Loan Promissory Note (the “Acquisition Loan Note”) and (ii) an up to $8.0 million revolving loan (the “Revolving Loan”) under the Revolving Line of Credit Promissory Note (the “Revolving Note” and, together with the Acquisition Loan Note, the “Promissory Notes”).
     The Acquisition Loan shall be used by the Company to purchase all of the shares of Ryder capital stock as described above. The Revolving Loan is intended to supplement the Acquisition Loan for the purpose of acquiring all of the shares of Ryder capital stock and to finance the Company’s working capital requirements.

     The Loan Agreement requires the Company to pay a fee with respect to the unused portion of the Revolving Loan of 0.25% per annum for each calendar quarter on the average daily amount by which $8.0 million exceeds the outstanding principal amount of the Revolving Loan during such calendar quarter. Pursuant to the Loan Agreement, the Company is obligated to pay NCB a nonrefundable commitment fee of $25,000 and a funds transfer fee in the amount of approximately $20,319.
     Subject to certain exceptions, the Company agreed under the Loan Agreement, among other matters, that, without NCB’s prior written consent, the Company shall not, and shall not permit any of its subsidiaries to: (i) incur or have outstanding any indebtedness in excess of $20,000 individually or $100,000 in the aggregate; (ii) dispose of all, or any part, of business or assets; (iii) make any acquisitions, or (iv) issue any additional shares of stock or other securities and the Company shall not issue more than 10% of the Company’s capital stock pursuant to its stock option plan on a fully-diluted basis.
     Each of the Promissory Notes matures on December 21, 2009, unless it is otherwise terminated or extended. The Acquisition Loan Note bears interest at a rate per annum equal to (i) the LIBOR base rate plus 2% or (ii) the prime rate minus 0.5%. The Revolving Note bears interest at a rate per annum of (i) the LIBOR base rate plus 2.35% or (ii) the prime rate minus 0.5%. Any portion of the principal balance of the Revolving Note which is repaid may be reborrowed prior to December 21, 2009, provided, however, that in no event shall its outstanding principal balance exceed $8.0 million.
     Each of the Promissory Notes is secured by: (i) the Loan Agreement; (ii) the Guaranties (collectively, “U.S. Guaranties”) from the Company’s direct and indirect wholly-owned subsidiaries to NCB; (iii) the Security Agreements (collectively, “Security Agreements”) from each of the Company and its U.S. direct and indirect wholly-owned subsidiaries; (iv) the Charge Over Shares in Ryder from CTI Data to NCB (v) the Debentures (collectively, “Debentures”) between NCB and each of the Company, CTI Data and Ryder; and (vi) the Guarantee and Indemnities (collectively, “UK Guarantees”) between NCB and each of CTI Data and Ryder.
     The Company’s obligations under the Loan Documents, as defined in the Loan Agreement, are jointly and severally guarantied by the Company’s subsidiaries under the U.S. Guaranties, dated as of December 22, 2006. In addition, pursuant to the UK Guarantees, each of CTI Data and Ryder guarantied the Company’s obligations under the Loan Documents and agreed to indemnify NCB for any losses or liabilities suffered by NCB as a result of the Company’s obligations under the Loan Documents being unenforceable, void or invalid.
     Pursuant to the Security Agreements, dated as of December 22, 2006, the Company and each of its U.S. subsidiaries granted a security interest to NCB in substantially all of their respective assets as security for the performance of the Company’s obligations under the Loan Agreement and, in case of the U.S. subsidiaries, their respective obligations under the U.S. Guaranties. Under the Debentures, dated as of December 22, 2006, each of the Company, Ryder and CTI Data also secured their respective liabilities to NCB.

     Each of the Company and CTI Data entered into a Charge Over Shares Agreement with NCB, dated as of December 22, 2006, pursuant to which they granted a security interest to NCB, as further security for the obligations under the Loan Documents, in all of the shares of the capital stock of CTI Data and Ryder, respectively.
     Pursuant to the Loan Agreement, the following events, among other circumstances, constitute an event of default and may cause all obligations of the Company under each of the Promissory Notes to become immediately due and payable: (i) any amount due under the Acquisition Loan Note and/or the Revolving Note is not paid within ten days of when due; (ii) a default under any of the Loan Documents; (iii) any default in the payment of the principal or any other sum for any other indebtedness having a principal amount in excess of $10,000 or in the performance of any other term, condition or covenant contained in any agreement under which any such indebtedness is created, the effect of which default is to permit the holder of such indebtedness to cause such indebtedness to become due prior to its stated maturity; and (iv) any sale or other transfer of any ownership interest of the Company or its subsidiaries, which results in any change in control of the Company or a change in the Chairman or Chief Executive Officer of the Company.
     The Company uses NCB for its day to day business banking needs.
     The foregoing documents also include various representations, warranties and covenants and indemnification provisions, as applicable, customary for the transactions of this nature.
     The foregoing descriptions constitute brief summaries of certain material provisions of the Share Transfer Agreement, the Loan Agreement, the Promissory Notes, the Company’s Security Agreement, the Debenture between NCB and the Company and the Charge Over Shares between NCB and the Company. These summaries are not intended to be complete and are qualified in their entirety by reference to the Share Transfer Agreement, the Loan Agreement, the Promissory Notes, the Company’s Security Agreement, the Debenture between NCB and the Company and the Charge Over Shares between NCB and the Company, which are incorporated by reference in their entirety herein and attached to this current report on Form 8-K (“Form 8-K”) as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3, 10.4 and 10.5, respectively.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On December 22, 2006, CTI Data completed the acquisition of Ryder pursuant to the Share Transfer Agreement described in Item 1.01 above. The disclosure provided in Item 1.01 with respect to this acquisition transaction is incorporated herein by reference in response to this Item 2.01.
     Any financial statements and pro forma financial information that may be required to be filed as exhibits to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 22, 2006, the Company issued the Promissory Notes in the aggregate principal amount of $10.6 million pursuant to the Loan Agreement described in Item 1.01 above. The disclosure provided in Item 1.01 above with respect to the Promissory Notes is incorporated herein by reference in response to this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
     Any financial statements that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.
(b)	Pro forma financial information.
     Any pro forma financial information that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.
(c)	Shell company transactions.

None.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Acquisition Loan Promissory Note, dated December 22, 2006

4.2	Revolving Line of Credit Promissory Note, dated December 22, 2006

10.1	Share Transfer Agreement, dated December 22, 2006, between CTI Data Solutions Limited, Ryder Systems Trustee Limited, Susan Patricia Haworth and Messrs. Paul Ryder Haworth, Andrew Wilson and David Latham

10.2	Loan Agreement, dated as of December 22, 2006, by and between CTI Group (Holdings) Inc. and National City Bank

10.3	CTI Group (Holdings) Inc. Security Agreement, dated as of December 22, 2006

Exhibit No.	Description
10.4	Debenture, dated as of December 22, 2006, between CTI Group (Holdings) Inc. and National City Bank

10.5	Charge Over Shares in CTI Data Solutions Ltd., dated as of December 22, 2006, between CTI Group (Holdings) Inc. and National City Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2006

CTI GROUP (HOLDINGS) INC.
By:	/s/ John Birbeck
Name:	John Birbeck
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Acquisition Loan Promissory Note, dated December 22, 2006

4.2	Revolving Line of Credit Promissory Note, dated December 22, 2006

10.1	Share Transfer Agreement, dated December 22, 2006, between CTI Data Solutions Limited, Ryder Systems Trustee Limited, Susan Patricia Haworth and Messrs. Paul Ryder Haworth, Andrew Wilson and David Latham

10.2	Loan Agreement, dated as of December 22, 2006, by and between CTI Group (Holdings) Inc. and National City Bank

10.3	CTI Group (Holdings) Inc. Security Agreement, dated as of December 22, 2006

10.4	Debenture, dated as of December 22, 2006, between CTI Group (Holdings) Inc. and National City Bank

10.5	Charge Over Shares in CTI Data Solutions Ltd., dated as of December 22, 2006, between CTI Group (Holdings) Inc. and National City Bank